Exhibit 99.1

Ignyta Announces Proposed Public Offering of $75 Million of Common Stock

San Diego, June 9, 2015— Ignyta, Inc. (Nasdaq: RXDX) (“Ignyta”), a precision oncology biotechnology company, today announced that it has commenced an underwritten public offering to sell approximately $75 million of its common stock. In connection with this offering, Ignyta will grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ignyta anticipates using the net proceeds from the offering to fund research and development activities for its development programs and for working capital and general corporate purposes.

Credit Suisse Securities (USA) LLC, Jefferies LLC, Leerink Partners LLC and Piper Jaffray & Co. are acting as joint book-running managers for the offering and Cantor Fitzgerald & Co. and Ladenburg Thalmann & Co. Inc. are acting as co-managers.

The shares described above are being offered by Ignyta pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Ignyta with the Securities and Exchange Commission (the “SEC”) and that was declared effective on March 13, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, New York, NY 10010 or by calling toll-free (800) 221-1037 or emailing a request to newyork.prospectus@credit-suisse.com; or from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling (877) 547-6340 or emailing a request to Prospectus_Department@Jefferies.com; or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, or by calling (800) 808-7525 ext. 6142 or emailing a request to syndicate@leerink.com; or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by calling (800) 747-3924 or emailing a request to prospectus@pjc.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a precision oncology company pursuing an integrated therapeutic (Rx) and companion diagnostic (Dx) strategy for treating cancer patients. The company’s goal with this Rx/Dx approach is to discover, develop and commercialize new drugs that target activated cancer genes and pathways for the customized treatment of cancer, as well as novel chemotherapeutics that can potentially provide additional benefit to cancer patients. It aims to achieve this goal by pairing its product candidates with biomarker-based companion diagnostics that are designed to identify, at the molecular level, the patients who are most likely to benefit from the precisely targeted drugs the company develops.

Forward-Looking Statements:

This press release contains “forward-looking statements” about Ignyta as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Ignyta’s expectations regarding the completion, timing and size of its proposed public offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Ignyta’s business and finances in general, and the other risks described in Ignyta’s annual report on Form 10-K for the year ended December 31, 2014, quarterly report on Form 10-Q for the quarter ended March 31, 2015 and other filings with the SEC. Ignyta undertakes no obligation to update the statements contained in this press release after the date hereof.

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

Source: Ignyta, Inc.